EX - 99.1
Owlet Announces Fourth Quarter and Fiscal Year 2022 Results

See the “Disclosure Regarding Non-GAAP Financial Measures” disclosure and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

LEHI, Utah – March 15, 2023 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT) today reported financial results for the fourth quarter and fiscal year ended December 31, 2022. Owlet’s Chief Executive Officer and President, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, March 15, 2023, at 4:30 p.m. ET.

“We have significant conviction in Owlet’s fundamentals and our vision for the future. I recognize that our confidence in our business conflicts with our reported 2022 financial results due to the efforts required to rebuild our business. Throughout 2022, we made tremendous progress positioning Owlet for sustainable, profitable growth in 2023 and years into the future. We rebuilt our brand health, rebased our operating expenses, focused on rebuilding channel health, and made milestone progress towards regulatory approval for both our medical device and de novo product applications,” said Kurt Workman, Owlet Chief Executive Officer, President, and Co-Founder.

“A few weeks ago, with Owlet’s underlying business properly positioned, we completed our private placement and raised $30 million of additional capital from both prior and new investors, ensuring that we have the balance sheet to execute our plans in 2023 from a position of strength. The investors who provided us with this new capital based their confidence on the fundamental improvements and strategy,” Workman continued. “Our plan for 2023 is clear. Positioning Owlet on the pathway to positive cash flow and profitable and long-term sustainable growth through category-defining products. There are a few underlying trends in our business that give me confidence that Owlet is on track to deliver this, including:
•Our brand health has returned to meaningful levels not attained since 2021. NPS (net promoter score) is at all-time highs and marketing spend CPA (cost per acquisition) has declined by approximately 80% since the beginning of 2022.
•Our channel sell-through has grown quarter-over-quarter, reaching nearly $20 million in gross revenue of sell-through in fourth quarter 2022.
•Inventory in the channel is normalizing, and we expect sell-through to match sell-in by the end of second quarter 2023 with improvements in first quarter 2023.
•Our expenses are appropriate, and we expect that our cost savings measures will shore up our rebased operating expenses in the first and second quarters of 2023 with a plan to limit our 2023 adjusted operating expenses (excluding stock based compensation) to no more than $40 million.
•We are aggressively focused on achieving profitability and improving working capital. We are targeting break-even EBITDA in the second half of 2023 and continued working capital improvements each quarter.”
“Owlet weathered significant change in 2022. Today, Owlet is now in a position to drive execution of our strategic plans, and we understand the best way to build trust with the market is to deliver results each quarter. As we progress through the year, we expect to deliver results that demonstrate what we experience internally, an organization that is on track to be profitable and growing, with numerous avenues for future growth, including organic marketplace opportunities, regulatory clearances and new products for our connected nursery portfolio.” Workman concluded.

Financial Results for the Fourth Quarter and Fiscal Year Ended December 31, 2022

Fourth Quarter 2022 Results

Revenues for the fourth quarter of 2022 were approximately $12 million.

Sell-in revenue to retailers and distributors was higher in the first half of 2022 when the Company introduced the Dream line of products in the marketplace. Sell-through product demand for the Dream product line increased with consumers over the course of 2022, and we expect that sell-in revenue will follow in future periods.

Cost of revenues for the fourth quarter of 2022 was approximately $8.6 million with a gross margin of 27.5%. The fourth quarter 2022 gross margins were impacted by inventory obsolescence and adjustments, purchase price variance costs related to prior periods and promotional discounts.

Operating expenses were approximately $24.1 million in the fourth quarter of 2022, compared to $27.3 million for the same period in 2021. The decrease in year-over-year operating expenses was primarily attributed to reduced marketing spend and employee costs. Operating expenses declined sequentially each quarter during fiscal 2022 as the Company focused on reducing cost across the business, completing regulatory submissions and achieving EBITDA margin loss profitability in 2023.

Operating loss and net loss were approximately $20.7 million and $19.5 million, respectively, for the fourth quarter of 2022, compared to $33.3 million and $24.1 million, respectively, for the fourth quarter of 2021.

Adjusted EBITDA loss was approximately $15.2 million in fourth quarter 2022, compared to $31.3 million for the fourth quarter of 2021.

Net loss per share was $0.17 for the fourth quarter of 2022, compared to $0.22 for the fourth quarter of 2021. Adjusted net loss per share was $0.14 for fourth quarter 2022, compared to adjusted net loss per share of $0.29 for the same period of 2021.

Fiscal Year 2022 Results

For the fiscal year ended December 31, 2022, revenues were approximately $69.2 million, compared to $75.8 million for the fiscal year ended December 31, 2021.

Cost of revenues for the fiscal year ended December 31, 2022 was $45.9 million, compared to $40.8 million for the 2021 fiscal year.

For fiscal year 2022, gross margin was 33.7%, compared to 46.3% for fiscal year 2021.

Operating expenses for the fiscal year ended December 31, 2022 were $107.9 million, compared to $90.9 million for the 2021 fiscal year. The increase in year-over-year operating expenses was primarily related to spending associated with launching Dream Sock in the first half of 2022. In the second half of 2022, the Company reduced marketing spend, employee costs and variable expenses, which we anticipate will position the Company for future profitability in 2023.

Operating loss and net loss for the fiscal year ended December 31, 2022 were $84.6 million and $79.3 million, respectively, compared to $55.8 million and $71.7 million, respectively, for the 2021 fiscal year.

EBITDA loss for fiscal year 2022 was $76.8 million, compared to $42.7 million for fiscal year 2021.

Adjusted EBITDA loss for the fiscal year ended December 31, 2022 was $68.3 million, compared to $45.2 million for the 2021 fiscal year.

Net loss per share for the fiscal year ended December 31, 2022 was $0.71, compared to $1.13 for fiscal year 2021. Adjusted net loss per share was $0.64 for fiscal year 2022, compared to $0.76 for fiscal year 2021.

Financial Outlook

The Company will speak to its financial outlook as part of the business update provided during Owlet’s conference call on March 15, 2023 at 4:30 p.m. ET. Conference call details are provided below and on the Company’s Investor Relations website at investors.owlet care.com.

Cautionary Note Regarding Forward-Looking Statements and Projections

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to: (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the U.S. Food and Drug Administration and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, Owlet operates in an evolving environment. In addition to the factors described above, new risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet.

Except as required by federal securities laws, the Company assumes no obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, transaction costs and loss on extinguishment of debt. Adjusted net loss is defined as net loss adjusted for interest expense from contingent beneficial conversion feature, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, transaction costs and loss on extinguishment of debt. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.

EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Conference Call and Webcast Information

Owlet will host a conference call and audio webcast today, March 15, 2023, at 4:30 p.m. ET to discuss these results.

To access the conference call by telephone, please dial (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and reference Access Code 713225. To listen to the conference call via live audio webcast, please visit the “Events” section of Owlet’s Investor Relations website at investors.owletcare.com.

A replay of the conference call will be available by telephone by dialing (929) 458-6194 (domestic) or +44 (020) 4525-0658 (international) and using Access Code 848305. The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$11.2	$95.1
Accounts receivable	16.0	10.5
Inventory	18.5	18.0
Prepaid expenses and other current assets	5.6	12.3
Total current assets	51.3	135.8
Property and equipment, net	1.1	1.9
Right of use assets, net	2.3	—
Intangible assets, net	2.3	1.7
Other assets	1.2	0.7
Total assets	$58.1	$140.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30.4	$27.8
Accrued and other expenses	20.0	31.7
Current portion of deferred revenues	1.1	1.1
Line of credit	4.7	—
Current portion of long-term debt	10.4	8.5
Total current liabilities	66.6	69.1
Long-term debt, net	—	8.0
Noncurrent lease liabilities	1.2	—
Common stock warrant liability	0.7	7.1
Other long-term liabilities	0.3	0.7
Total liabilities	68.7	84.9
Total stockholders’ equity	(10.6)	55.2
Total liabilities and stockholders’ equity	$58.1	$140.0

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Years Ended December 31,
	2022	2021
Net cash used in operating activities	(81.4)	(40.6)
Net cash used in investing activities	(1.6)	(2.0)
Net cash provided by financing activities	(0.9)	120.6
Net change in cash and cash equivalents	(83.8)	78.0
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$12.0	$(2.5)	$69.2	$75.8
Cost of revenues	8.6	3.5	45.9	40.8
Gross profit	3.3	(6.0)	23.3	35.1
Operating expenses:
General and administrative	12.1	9.8	41.5	32.3
Sales and marketing	7.4	10.3	38.5	37.1
Research and development	4.5	7.2	27.9	21.4
Total operating expenses	24.1	27.3	107.9	90.9
Operating loss	(20.7)	(33.3)	(84.6)	(55.8)
Other income (expense):
Interest expense, net	(0.3)	(0.4)	(1.1)	(1.8)
Interest expense from contingent beneficial conversion feature	—	—	—	(26.1)
Preferred stock warrant liability adjustment	—	—	—	(5.6)
Common stock warrant liability adjustment	1.5	10.0	6.3	15.7
Gain on loan forgiveness	—	—	—	2.1
Other income (expense), net	—	(0.3)	0.1	(0.3)
Total other income (expense), net	1.2	9.3	5.3	(15.9)
Loss before income tax provision	(19.5)	(24.0)	(79.3)	(71.7)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(19.5)	$(24.1)	$(79.3)	$(71.7)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.22)	$(0.71)	$(1.13)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	112,245,098	110,087,581	111,310,604	63,216,912

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended December 31,		Year Ended December,
	2022	2021	2022	2021
Net Loss	$(19.5)	$(24.1)	$(79.3)	$(71.7)
Income tax provision	—	—	—	—
Interest expense, net	0.3	0.4	1.1	1.8
Interest expense from contingent beneficial conversion feature	—	—	—	26.1
Depreciation and amortization	0.4	0.3	1.4	1.1
EBITDA	$(18.9)	$(23.3)	$(76.8)	$(42.7)
Restructuring costs	0.2	—	1.4	—
Preferred stock warrant liability adjustment	—	—	—	5.6
Common stock warrant liability adjustment	(1.5)	(10.0)	(6.3)	(15.7)
Gain on loan forgiveness	—	—	—	(2.1)
Stock based compensation	4.4	1.9	12.9	4.3
Transaction costs	0.6	—	0.6	5.3
Loss on extinguishment of debt	—	—	—	0.2
Adjusted EBITDA	$(15.2)	$(31.3)	$(68.3)	$(45.2)

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Loss	$(19.5)	$(24.1)	$(79.3)	$(71.7)
Non-GAAP Adjustments:
Non-recurring interest expense from contingent beneficial conversion feature	—	—	—	26.1
Restructuring costs	0.2	—	1.4	—
Preferred stock warrant liability adjustment	—	—	—	5.6
Common stock warrant liability adjustment	(1.5)	(10.0)	(6.3)	(15.7)
Gain on loan forgiveness	—	—	—	(2.1)
Stock based compensation	4.4	1.9	12.9	4.3
Transaction costs	0.6	—	0.6	5.3
Loss on extinguishment of debt	—	—	—	0.2
Adjusted Net Loss	$(15.8)	$(32.1)	$(70.8)	$(48.2)
Net loss per share	$(0.17)	$(0.22)	$(0.71)	$(1.13)
Adjusted net loss per share	$(0.14)	$(0.29)	$(0.64)	$(0.76)
Weighted average number of shares outstanding	112,245,098	110,087,581	111,310,604	63,216,912

1 Amounts may not sum due to rounding

Investors and Media
Mike Cavanaugh
Westwicke/ICR
Phone: +1.617.877.9641
Email: mike.cavanaugh@westwicke.com